CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No.62 to the Registration Statement on Form N-1A of Fidelity Charles Street Trust: Fidelity Asset Manager, Fidelity Asset Manager:Growth, Fidelity Asset Manager:Income, Fidelity Short-Intermediate Government Fund, Spartan Short-Term Bond Fund and Spartan Investment Grade Bond Fund of our reports dated November 7, 1997 for Fidelity Asset Manager:Growth, Fidelity Short-Intermediate Government Fund, Spartan Short-Term Bond Fund and Spartan Investment Grade Bond Fund; dated November 10, 1997 for Fidelity Asset Manager:Income and dated November 11, 1997 for Fidelity Asset Manager on the financial statements and financial highlights included in the September 30, 1997 Annual Reports to Shareholders of Fidelity Asset Manager, Fidelity Asset Manager:Growth, Fidelity Asset Manager:Income, Fidelity Short-Intermediate Government Fund, Spartan Short-Term Bond Fund and Spartan Investment Grade Bond Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
November 21, 1997